AMENDMENT NO. 5 TO THE CONSTELLIUM SE 2013 EQUITY INCENTIVE PLAN WHEREAS, Constellium SE, a French Societas Europaea (the “Company”), has adopted the Constellium SE 2013 Equity Incentive Plan (the “Plan”); WHEREAS, the Board of Directors of the Company (the “Board”) approved the extension of the Plan for an indefinite term (unless the Board determines otherwise) and the amendment of the Plan so that the maximum number of shares available under the Plan be the number approved from time to time by the shareholders; WHEREAS, the Board desires to document such extension of, and amendment to, the Plan. NOW, THEREFORE, pursuant to Section 12(c) of the Plan, the Plan is hereby amended as follows: 1. Plan Maximum. Section 3(a) of the Plan is hereby replaced in its entirety by the following: “(a) Plan Maximum. The maximum number of Shares that may be granted under this Plan shall be the number approved from time to time by the shareholders.” 2. Term. Section 12(b) of the Plan is hereby replaced in its entirety by the following: “The Plan shall remain in full force and effect for an indefinite term (unless the Board determines otherwise).” 2. Miscellaneous. (a) Full Force and Effect. Except as expressly amended by this Amendment, all terms and conditions of the Plan and any awards thereunder shall remain in full force and effect. (b) Governing Law. This Amendment shall be governed by the substantive laws, but not the choice of law rules, of France. Approved by the Board of Directors of Constellium SE on December 15, 2023, effective as of May 16, 2023